UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 31, 2020

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As part of the Company’s re-alignment of its management structure, and in order to reduce costs and increase efficiencies of its senior management function, the Company entered into that certain mutually agreed upon Separation of Services and Consulting Agreement with Jon Faulkner, its former Vice President of Strategic Initiatives, as described below.

Pursuant to the terms of the Separation of Services and Consulting Agreement, Mr. Faulkner will continue to receive compensation approximately equal to his current compensation for a period of 12 months from the date of the agreement, and one half that amount for six months thereafter. Additionally, Mr. Faulkner will consult with the Company for the 18-month term of the Agreement in order to insure a smooth transition for the staff.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

(10.1)    Separation of Services and Consulting Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2020	THE DIXIE GROUP, INC.

/s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer